Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

FOX REPORTS FOURTH QUARTER FISCAL 2025
REVENUES OF $3.29 BILLION
NET INCOME OF $719 MILLION, AND
ADJUSTED EBITDA OF $939 MILLION

FOX REPORTS FULL YEAR FISCAL 2025
REVENUES OF $16.30 BILLION
NET INCOME OF $2.29 BILLION, AND
ADJUSTED EBITDA OF $3.62 BILLION

NEW YORK, NY, August 5, 2025 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three and twelve months ended June 30, 2025.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Fiscal 2025 was another outstanding year for FOX, demonstrating broad based strength across our businesses and achieving record financial results all while making important investments in our digital growth assets. We enter fiscal 2026 with solid operational and financial momentum and look forward to another exciting year that will include the launch of FOX One. We remain confident that our focused strategy, leadership position in key verticals and strong balance sheet will continue to deliver value to all shareholders. Underscoring our confidence in the trajectory of the business, this morning we announced a $5 billion increase to our share repurchase authorization and an increase in our semi-annual dividend to $0.28 per share."

FOURTH QUARTER COMPANY RESULTS

The Company reported total quarterly revenues of $3.29 billion, an increase of $195 million or 6% from the amount reported in the prior year quarter. Affiliate fee revenues increased 3%, driven by 4% growth at the Television segment and 2% growth at the Cable Network Programming segment. Advertising revenues increased 7%, primarily due to continued digital growth led by the Tubi AVOD service, and stronger news ratings and pricing, partially offset by the absence of the prior year broadcasts of the UEFA European Championship and CONMEBOL Copa América. Other revenues increased 33%, primarily due to higher content revenues.

The Company reported quarterly net income of $719 million as compared to the $320 million reported in the prior year quarter. Net income attributable to Fox Corporation stockholders was $717 million ($1.57 per share) as compared to the $319 million ($0.68 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $581 million ($1.27 per share) as compared to the $423 million ($0.90 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $939 million, an increase of $166 million or 21% from the amount reported in the prior year quarter, due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was primarily due to higher entertainment programming costs, digital content costs, and corporate expenses, partially offset by lower sports programming rights amortization and production costs, including the absence of the prior year broadcasts of the UEFA European Championship and CONMEBOL Copa América.
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

FULL YEAR COMPANY RESULTS

The Company reported total full year revenues of $16.30 billion, an increase of $2.32 billion or 17% from the amount reported in the prior year. Affiliate fee revenues increased 5%, driven by 7% growth at the Television segment and 3% growth at the Cable Network Programming segment. Advertising revenues increased 26%, primarily due to the impact of Super Bowl LIX, higher political advertising revenues, continued digital growth led by the Tubi AVOD service, and stronger news pricing and ratings. Other revenues increased 47%, primarily due to higher sports sublicensing revenues.

The Company reported full year net income of $2.29 billion as compared to the $1.55 billion reported in the prior year. Net Income attributable to Fox Corporation stockholders was $2.26 billion ($4.91 per share) as compared to the $1.50 billion ($3.13 per share) reported in the prior year. Adjusted net income attributable to Fox Corporation stockholders was $2.20 billion ($4.78 per share) as compared to the $1.65 billion ($3.43 per share) reported in the prior year.

Full year Adjusted EBITDA was $3.62 billion, an increase of $741 million or 26% from the amount reported in the prior year, due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs, including the impact of Super Bowl LIX, and higher digital content costs.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

REVIEW OF OPERATING RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
	$ Millions
Revenues by Component:

Affiliate fee	$1,908	$1,859	$7,656	$7,324
Advertising	1,078	1,007	6,865	5,444
Other	301	226	1,779	1,212
Total revenues	$3,287	$3,092	$16,300	$13,980

Segment Revenues:

Cable Network Programming	$1,532	$1,438	$6,930	$5,955
Television	1,707	1,615	9,325	7,875
Corporate and Other	63	53	244	209
Eliminations	(15)	(14)	(199)	(59)
Total revenues	$3,287	$3,092	$16,300	$13,980

Adjusted EBITDA:

Cable Network Programming	$747	$703	$3,030	$2,693
Television	308	148	945	506
Corporate and Other	(116)	(78)	(351)	(316)
Adjusted EBITDA[3]	$939	$773	$3,624	$2,883

Depreciation and amortization:

Cable Network Programming	$25	$20	$94	$77
Television	32	31	119	117
Corporate and Other	45	47	172	195
Total depreciation and amortization	$102	$98	$385	$389

3 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

CABLE NETWORK PROGRAMMING

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
		$ Millions
Revenues
Affiliate fee	$1,068	$1,048	$4,316	$4,188
Advertising	378	328	1,531	1,262
Other	86	62	1,083	505
Total revenues	1,532	1,438	6,930	5,955
Operating expenses	(618)	(578)	(3,275)	(2,668)
Selling, general and administrative	(168)	(161)	(635)	(610)
Amortization of cable distribution investments	1	4	10	16
Segment EBITDA	$747	$703	$3,030	$2,693

Three Months Ended June 30, 2025

Cable Network Programming reported quarterly segment revenues of $1.53 billion, an increase of $94 million or 7% from the amount reported in the prior year quarter. Affiliate fee revenues increased $20 million or 2% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues increased $50 million or 15%, primarily due to higher news ratings, pricing and digital advertising revenues, partially offset by the absence of the prior year broadcasts of the CONMEBOL Copa América and UEFA European Championship. Other revenues increased $24 million or 39%, led by higher Fox Nation subscribers.

Cable Network Programming reported quarterly segment EBITDA of $747 million, an increase of $44 million or 6% from the amount reported in the prior year quarter, due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs.

Twelve Months Ended June 30, 2025

Cable Network Programming reported full year segment revenues of $6.93 billion, an increase of $975 million or 16% from the amount reported in the prior year. Affiliate fee revenues increased $128 million or 3%, as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues increased $269 million or 21%, primarily due to higher news pricing, ratings and digital advertising revenues. Other revenues increased $578 million, led by higher sports sublicensing revenues.

Cable Network Programming reported full year segment EBITDA of $3.03 billion, an increase of $337 million or 13% from the amount reported in the prior year, due to the revenue increase noted above partially offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

TELEVISION

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
		$ Millions
Revenues
Advertising	$700	$679	$5,334	$4,182
Affiliate fee	840	811	3,340	3,136
Other	167	125	651	557
Total revenues	1,707	1,615	9,325	7,875
Operating expenses	(1,117)	(1,194)	(7,308)	(6,372)
Selling, general and administrative	(282)	(273)	(1,072)	(997)
Segment EBITDA	$308	$148	$945	$506

Three Months Ended June 30, 2025

Television reported quarterly segment revenues of $1.71 billion, an increase of $92 million or 6% from the amount reported in the prior year quarter. Advertising revenues increased $21 million or 3%, primarily due to continued digital growth led by the Tubi AVOD service, partially offset by the absence of the prior year broadcasts of the UEFA European Championship and CONMEBOL Copa América. Affiliate fee revenues increased $29 million or 4%, driven by higher average rates at the Company’s owned and operated television stations and increases in fees from third-party FOX affiliates. Other revenues increased $42 million or 34%, primarily due to higher content revenues.

Television reported quarterly segment EBITDA of $308 million an increase of $160 million or 108% from the amount reported in the prior year quarter, due to the revenue increases noted above as well as lower expenses. The decrease in expenses was primarily due to lower sports programming rights amortization and production cost, including the absence of costs associated with the UEFA European Championship and CONMEBOL Copa América, partially offset by higher entertainment programming costs and higher digital content costs.

Twelve Months Ended June 30, 2025

Television reported full year segment revenues of $9.33 billion, an increase of $1.45 billion or 18% from the amount reported in the prior year. Advertising revenues increased $1.15 billion or 28%, primarily due to the impact of Super Bowl LIX, higher political advertising revenues, and continued digital growth led by the Tubi AVOD service. Affiliate fee revenues increased $204 million or 7%, driven by higher average rates at the Company’s owned and operated television stations and increases in fees from third-party FOX affiliates. Other revenues increased $94 million or 17%, primarily due to higher content revenues.

Television reported full year segment EBITDA of $945 million, an increase of $439 million or 87% from the amount reported in the prior year, due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was primarily driven by higher sports rights amortization and production costs, including the impact of Super Bowl LIX, and higher digital content costs.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

DIVIDEND

The Company’s Board of Directors has authorized an increase in the Company’s semi-annual dividend and has declared a dividend of $0.28 per Class A and Class B share. This dividend is payable on September 24, 2025 with a record date for determining dividend entitlements of September 3, 2025.

SHARE REPURCHASE PROGRAM

The Company today announced that its Board of Directors has authorized incremental stock repurchases of an additional $5 billion of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”). With this increase, the Company’s total stock repurchase authorization is now $12 billion. The repurchase of Class A Common Stock and Class B Common Stock may be conducted on a discretionary basis from time to time in the open market or by other means, subject to market conditions and other factors. The program has no time limit and may be modified, suspended or discontinued at any time. As of June 30, 2025, the Company has repurchased approximately $5.6 billion of its Class A common stock and approximately $1.0 billion of its Class B common stock. During the quarter, the Company repurchased approximately $250 million of its Class A common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
	$ Millions, except per share amounts

Revenues	$3,287	$3,092	$16,300	$13,980

Operating expenses	(1,759)	(1,784)	(10,518)	(9,089)
Selling, general and administrative	(590)	(539)	(2,168)	(2,024)
Depreciation and amortization	(102)	(98)	(385)	(389)
Restructuring, impairment and other corporate matters	(99)	(43)	(350)	(67)
Equity losses of affiliates	(18)	(44)	(29)	(44)
Interest expense, net	(42)	(47)	(227)	(216)
Non-operating other, net	282	(86)	438	(47)
Income before income tax expense	959	451	3,061	2,104
Income tax expense	(240)	(131)	(768)	(550)
Net income	719	320	2,293	1,554
Less: Net income attributable to noncontrolling interests	(2)	(1)	(30)	(53)
Net income attributable to Fox Corporation stockholders	$717	$319	$2,263	$1,501

Weighted average shares:	457	468	461	480

Net income attributable to Fox Corporation stockholders per share:	$1.57	$0.68	$4.91	$3.13

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

CONSOLIDATED BALANCE SHEETS

	June 30, 2025	June 30, 2024
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$5,351	$4,319
Receivables, net	2,472	2,364
Inventories, net	432	626
Other	174	192
Total current assets	8,429	7,501

Non-current assets:
Property, plant and equipment, net	1,705	1,696
Intangible assets, net	2,969	3,038
Goodwill	3,639	3,544
Deferred tax assets	2,721	2,878
Other non-current assets	3,732	3,315
Total assets	$23,195	$21,972

Liabilities and Equity:
Current liabilities:
Borrowings	$—	$599
Accounts payable, accrued expenses and other current liabilities	2,897	2,353
Total current liabilities	2,897	2,952

Non-current liabilities:
Borrowings	6,602	6,598
Other liabilities	1,341	1,366
Redeemable noncontrolling interests	288	242
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,603	7,678
Retained earnings	4,479	3,139
Accumulated other comprehensive loss	(124)	(107)
Total Fox Corporation stockholders’ equity	11,962	10,714
Noncontrolling interests	105	100
Total equity	12,067	10,814
Total liabilities and equity	$23,195	$21,972

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30,
	2025	2024
	$ Millions
Operating Activities:
Net income	$2,293	$1,554
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	385	389
Amortization of cable distribution investments	10	16
Restructuring, impairment and other corporate matters	267	67
Equity-based compensation	135	90
Equity losses of affiliates	29	44
Cash distributions received from affiliates	13	—
Non-operating other, net	(438)	47
Deferred income taxes	164	203
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(95)	(172)
Inventories net of programming payable	521	(303)
Accounts payable and accrued expenses	89	(1)
Other changes, net	(49)	(94)
Net cash provided by operating activities	3,324	1,840

INVESTING ACTIVITIES
Property, plant and equipment	(331)	(345)
Acquisitions, net of cash acquired	(97)	—
Purchase of investments	(79)	(103)
Other investing activities, net	(30)	(4)
Net cash used in investing activities	(537)	(452)

FINANCING ACTIVITIES
Repurchase of shares	(1,000)	(1,000)
Repayment of borrowings	(600)	(1,250)
Borrowings	—	1,232
Dividends paid and distributions	(277)	(281)
Other financing activities, net	122	(42)
Net cash used in financing activities	(1,755)	(1,341)

Net increase in cash and cash equivalents	1,032	47
Cash and cash equivalents, beginning of year	4,319	4,272
Cash and cash equivalents, end of year	$5,351	$4,319

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provisions and Noncontrolling interest adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended June 30, 2025 and 2024:

	Three Months Ended
	June 30, 2025		June 30, 2024
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$717	$1.57	$319	$0.68

Restructuring, impairment and other corporate matters	99	0.22	43	0.09

Non-operating other, net	(282)	(0.62)	86	0.18

Tax provision	47	0.10	(25)	(0.05)

As adjusted	$581	$1.27	$423	$0.90

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the twelve months ended June 30, 2025 and 2024:

	Twelve Months Ended
	June 30, 2025		June 30, 2024
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$2,263	$4.91	$1,501	$3.13

Restructuring, impairment and other corporate matters	350	0.76	67	0.14

Non-operating other, net	(438)	(0.95)	47	0.10

Tax provision	27	0.06	(1)	—

Noncontrolling interest adjustment	—	—	31	0.06

As adjusted	$2,202	$4.78	$1,645	$3.43

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2025

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and twelve months ended June 30, 2025:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
	$ Millions
Net income	$719	$320	$2,293	$1,554
Add:
Amortization of cable distribution investments	1	4	10	16
Depreciation and amortization	102	98	385	389
Restructuring, impairment and other corporate matters	99	43	350	67
Equity losses of affiliates	18	44	29	44
Interest expense, net	42	47	227	216
Non-operating other, net	(282)	86	(438)	47
Income tax expense	240	131	768	550
Adjusted EBITDA	$939	$773	$3,624	$2,883